                                                                   EXHIBIT 3.i.4



           CANADA                                                      NUMBER
PROVINCE OF BRITISH COLUMBIA
                                                                       268183

                                     [LOGO]

                          PROVINCE OF BRITISH COLUMBIA
                   Ministry of Consumer and Corporate Affairs
                             REGISTRAR OF COMPANIES

                                  COMPANY ACT


                                  CERTIFICATE


                             I HEREBY CERTIFY THAT

                              SHEEN MINERALS INC.


                   HAS THIS DAY CHANGED ITS NAME TO THE NAME

                            S.M.M. ENTERPRISES LTD.





                                        GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                            AT VICTORIA, BRITISH COLUMBIA,

                                           THIS 19TH DAY OF FEBRUARY, 1986

         [SEAL]
                                            /s/ ROBERTA J. LOWDON

                                            ROBERTA J. LOWDON
                                            DEPUTY REGISTRAR OF COMPANIES